POWER OF ATTORNEY

            Know all by these presents that the undersigned, does

hereby make, constitute and appoint each of Carrie Etherton,

Hillary Barrett-Osborne and Cristin Bracken, or any one of them,

as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name,

place and stead of the undersigned (in the undersigned's

individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and

Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Gates Industrial Corporation plc (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on

Form 3, Form 4 and Form 5 (including any amendments thereto) and

(ii) in connection with any applications for EDGAR access codes,

including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Gates

Industrial Corporation plc, unless earlier revoked in writing.

The undersigned acknowledges that Carrie Etherton, Hillary

Barrett-Osborne and Cristin Bracken are not assuming any of the undersigned?s responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934, as amended

            By:   /s/ Peifang Zhang

            Name: Peifang Zhang

            Date: 06/29/2020